Mercury Reports Third Quarter Fiscal 2019 Results, Page 1

Exhibit 99.1

News Release

Mercury Systems Reports Third Quarter Fiscal 2019 Results

Third Quarter Highlights Include:
Record revenue increases 50% over prior year with 31% organic increase
Revenue, net income, adjusted EBITDA, EPS and adjusted EPS exceed guidance
Strong operating cash flow of $26 million and free cash flow of $19 million
Record bookings increased 26% over prior year with individual booking record of $41 million

ANDOVER, Mass. April 30, 2019 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2019, ended March 31, 2019.
Management Comments
“The business continued to excel in the third quarter of fiscal year 2019,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We delivered a very strong financial performance with record revenues, bookings and backlog as well as strong operating and free cash flow. We executed extremely well against our strategy growing organic revenue by 31%. We closed the acquisition of GECO Avionics early in the quarter, and most recently completed the acquisitions of two great businesses - Syntonic Microwave and The Athena Group - which further expand our capabilities in electronic warfare as well as embedded security. We also made solid progress integrating prior acquisitions while continuing to invest in the business for future growth. Based on our solid year-to-date performance, record backlog and the continued momentum we see in the business, we are raising our guidance for the full fiscal year.”
Third Quarter Fiscal 2019 Results
Total Company third quarter fiscal 2019 revenues were $174.6 million, compared to $116.3 million in the third quarter of fiscal 2018. The third quarter fiscal 2019 results included an aggregate of approximately $34.8 million of revenue attributable to the Themis Computer, Germane Systems and GECO Avionics acquired businesses.

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 2

Total Company GAAP net income for the third quarter of fiscal 2019 was $14.1 million, or $0.29 per share, compared to $3.7 million, or $0.08 per share, for the third quarter of fiscal 2018. Adjusted earnings per share (“adjusted EPS”) was $0.50 per share for the third quarter of fiscal 2019, compared to $0.30 per share in the third quarter of fiscal 2018.
Third quarter fiscal 2019 adjusted EBITDA for the total Company was $38.8 million, compared to $25.1 million for the third quarter of fiscal 2018.
Cash flows from operating activities in the third quarter of fiscal 2019 were a net inflow of $26.2 million, compared to a net inflow of $0.9 million in the third quarter of fiscal 2018. Free cash flow, defined as cash flows from operating activities less capital expenditures, was a net inflow of $19.2 million in the third quarter of fiscal 2019, compared to a net outflow of $(2.6) million in the third quarter of fiscal 2018.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the third quarter of fiscal 2019 were $189.7 million, yielding a book-to-bill ratio of 1.09 for the quarter.
Mercury’s total backlog at March 31, 2019 was $558.2 million, a $128.9 million increase from a year ago. Of the March 31, 2019 total backlog, $367.3 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2019. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Third Quarter Fiscal 2019 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.
For the fourth quarter of fiscal 2019, inclusive of the acquisitions of Syntonic Microwave and The Athena Group, revenues are forecasted to be in the range of $164.2 million to $173.2 million. GAAP net income for the fourth quarter is expected to be approximately $11.3 million to $13.4 million, or $0.23 to $0.28 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 3

tax rate of approximately 27%, excluding discrete items, and approximately 48.1 million weighted average diluted shares outstanding. Adjusted EBITDA for the fourth quarter of fiscal 2019 is expected to be in the range of $34.1 million to $37.1 million. Adjusted EPS is expected to be in the range of $0.42 to $0.47 per share.
For the full fiscal year 2019, we currently expect revenue of $642.0 million to $651.0 million, and GAAP net income of $45.2 million to $47.4 million, or $0.95 to $0.99 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective tax rate of approximately 28%, excluding discrete items, and approximately 47.9 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $141.5 million to $144.5 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.79 to $1.83 per share.
Recent Highlights
March - Mercury announced it received a $41.4 million follow-on order from a leading defense prime contractor for miniaturized and highly ruggedized custom microwave transceivers for an advanced weapons application. The order was booked in the Company’s fiscal 2019 third quarter and is expected to be shipped over the next several years. The transceivers will be manufactured in the Company’s world-class U.S. Advanced Microelectronic Centers using state-of-the-art, fully automated assembly and test systems optimized for scalability and repeatability.
March - Mercury announced it received a $2.2 million order from a leading defense prime contractor for high-performance subsystems incorporating GPS Selective Availability Anti-Spoofing Modules (SAASM) for an advanced weapons application. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
March - Mercury and TTTech (www.tttech.com) announced that they are teaming to supply next-generation mission-critical flight computers to a leading international aerospace and unmanned aerial vehicle (UAV) manufacturer. The flight computers require a Design Assurance Level of A (DAL-A), the highest level of flight-safety certification for platform missions within civilian airspace.
March - Mercury announced it received a $25.0 million follow-on order from a leading defense prime contractor for integrated radio frequency (RF), mixed-signal and FPGA processing

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 4

subsystems for an advanced electronic support application. The order was booked in the Company’s fiscal 2019 third quarter and is expected to be shipped over the next several quarters.
March - Mercury announced it received a $3.0 million order from a leading defense prime contractor for rugged servers to be used in an Army communications application. The order was booked in the Company's fiscal 2019 third quarter.
March - Mercury announced it received a $2.3 million order from a leading defense prime contractor for advanced GPS SAASM devices for a weapons application. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
March - Mercury announced it received a $2.8 million order from a leading defense prime contractor for modular rackmount servers to be used in a naval weapon system. The order was booked in the Company's fiscal 2019 third quarter and is expected to be shipped over the next several quarters.
March - Mercury announced the defense industry’s first trusted custom microelectronics capability targeting SWaP-constrained intelligent sensors for military applications using the resources of the Company’s Defense Microelectronics Activity (DMEA)-accredited facility in Phoenix, AZ for design, assembly and test services.
February - Mercury announced that it received an additional $5.5 million in follow-on orders against its previously announced $152 million 5 year sole-source basic ordering agreement (BOA) to deliver advanced Digital RF Memory (DRFM) jammers to the U.S. Navy. The orders were received in the second and third quarters of the Company's fiscal 2019 year are expected to be delivered over the next several quarters.
February - Mercury announced it received a $3.1 million follow-on order from a leading defense prime contractor for rugged system-in-package (SiP) devices embedding a processor and memory devices in a single, SWaP-optimized package. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
February - Mercury announced it received follow-on orders of $3.3 million from a leading defense prime contractor for high-performance secure processing microelectronics integrated into

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 5

an advanced weapons application. The orders were booked in the Company’s fiscal 2019 second quarter and are expected to be shipped over the next several quarters.
February - Mercury announced it received a $3.5 million order from a leading defense prime contractor for rugged servers to be used in a naval subsurface application. The order was booked in the Company's fiscal 2019 third quarter.
February - Mercury announced it received a $6.5 million order from a leading defense prime contractor for switch routing subsystems to be used in a large sensor fusion application. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received a $2.1 million order from a leading defense prime contractor for low-latency, multi-role DRFM modules used in an advanced electronic warfare (EW) training program for an Air Force platform. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced it received a $6.0 million follow-on order from a leading defense prime contractor for precision-engineered radio frequency (RF) microelectronics for an advanced airborne electronic warfare application. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.
January - Mercury announced the first prototype shipments of the Company’s 3U TRRUST-Stor™ VPX RT space-qualified secure solid-state drives (SSD) to two leading suppliers of low Earth orbit (LEO) satellites. Designed to operate reliably in high radiation environments, this device is the first commercial SSD leveraging VITA 78 SpaceVPX™ standards to reduce customer cost and mitigate program risk.
January - Mercury announced it received a $7.0 million order from a leading defense prime contractor for rugged servers to be used in an on-the-move tactical communications application. The order was booked in the Company's fiscal 2019 second quarter.
January - Mercury announced it received a $9.8 million follow-on order from a leading defense prime contractor for advanced subsystems with integrated RF and digital microelectronics for a naval EW application. The order was booked in the Company’s fiscal 2019 second quarter and is expected to be shipped over the next several quarters.

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 6

January - Mercury announced the first production shipments of its rugged SpectrumSeries™ RFM3101 RF transceiver to a leading supplier of integrated EW systems. Mercury’s OpenVPX™ RF transceiver features ultra-wideband frequency conversion with excellent phase noise, high dynamic range and a low spurious output in a compact 3U form factor optimized for future upgradability.
January - Mercury announced it received $6.4 million in follow-on orders from a leading defense prime contractor for advanced RF subsystems that are integrated into an airborne EW system. The orders were booked in the Company’s fiscal 2019 second quarter and are expected to be shipped over the next several quarters.
January - Mercury announced it secured a design win for advanced, safety certifiable flight controllers from an international aerospace company with an anticipated lifetime value of $40 million over the ten-year period of the contract. An initial $9.0 million contract received in the Company’s fiscal 2019 second quarter also includes funding for ground support processing segments, and work will be performed through fiscal 2020.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, April 30, 2019, at 5:00 p.m. ET to discuss the third quarter fiscal 2019 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast as well as the Company's earnings presentation that will be discussed on the call can be accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 7

Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems® - Innovation That Matters®
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com and follow us on Twitter.

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2019 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	June 30,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$112,515	$66,521
Accounts receivable, net	114,806	104,040
Unbilled receivables and costs in excess of billings	55,941	39,774
Inventory	131,655	108,585
Prepaid income taxes	—	3,761
Prepaid expenses and other current assets	10,253	9,062
Total current assets	425,170	331,743

Property and equipment, net	55,857	50,980
Goodwill	543,515	497,442
Intangible assets, net	180,828	177,904
Other non-current assets	7,011	6,411
Total assets	$1,212,381	$1,064,480

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$35,220	$21,323
Accrued expenses	20,342	16,386
Accrued compensation	27,500	21,375
Deferred revenues and customer advances	10,728	12,596
Total current liabilities	93,790	71,680

Deferred income taxes	11,811	13,635
Income taxes payable	2,880	998
Long-term debt	276,500	195,000
Other non-current liabilities	15,018	11,276
Total liabilities	399,999	292,589

Shareholders’ equity:
Common stock	473	469
Additional paid-in capital	599,238	590,163
Retained earnings	213,939	179,968
Accumulated other comprehensive income	(1,268)	1,291
Total shareholders’ equity	812,382	771,891
Total liabilities and shareholders’ equity	$1,212,381	$1,064,480

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net revenues	$174,636	$116,336	$477,781	$340,317
Cost of revenues(1)	100,789	63,570	271,464	182,717
Gross margin	73,847	52,766	206,317	157,600

Operating expenses:
Selling, general and administrative(1)	27,411	21,138	79,971	62,928
Research and development(1)	17,439	15,021	48,579	43,950
Amortization of intangible assets	6,786	7,104	20,906	18,568
Restructuring and other charges	46	1,384	573	1,792
Acquisition costs and other related expenses	103	1,281	555	2,265
Total operating expenses	51,785	45,928	150,584	129,503

Income from operations	22,062	6,838	55,733	28,097

Interest income	205	—	342	14
Interest expense	(2,473)	(999)	(6,928)	(1,101)
Other (expense) income, net	(328)	66	(2,207)	(1,065)

Income before income taxes	19,466	5,905	46,940	25,945
Tax provision (benefit)	5,357	2,209	12,969	(4,837)
Net income	$14,109	$3,696	$33,971	$30,782

Basic net earnings per share:	$0.30	$0.08	$0.72	$0.66

Diluted net earnings per share:	$0.29	$0.08	$0.71	$0.65

Weighted-average shares outstanding:
Basic	47,258	46,844	47,164	46,685
Diluted	47,958	47,532	47,783	47,473

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$188	$169	$599	$364
Selling, general and administrative	$4,039	$2,929	$12,465	$11,175
Research and development	$646	$499	$1,772	$1,506

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$14,109	$3,696	$33,971	$30,782
Depreciation and amortization	11,576	11,381	34,830	30,320
Other non-cash items, net	6,333	3,344	16,497	8,806
Changes in operating assets and liabilities	(5,800)	(17,548)	(13,750)	(52,228)

Net cash provided by operating activities	26,218	873	71,548	17,680

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(36,500)	(179,598)	(81,529)	(185,396)
Purchases of property and equipment	(7,060)	(3,475)	(17,862)	(11,067)
Other investing activities	—	—	—	(375)

Net cash used in investing activities	(43,560)	(183,073)	(99,391)	(196,838)

Cash flows from financing activities:
Proceeds from employee stock plans	—	—	1,677	2,049
Payments under credit facilities	—	—	—	(15,000)
Borrowings under credit facilities	36,500	195,000	81,500	210,000
Payments of deferred financing and offering costs	—	—	(1,851)	—
Payments for retirement of common stock	(502)	(209)	(7,434)	(15,118)

Net cash provided by financing activities	35,998	194,791	73,892	181,931

Effect of exchange rate changes on cash and cash equivalents	(44)	(409)	(55)	(193)

Net increase in cash and cash equivalents	18,612	12,182	45,994	2,580

Cash and cash equivalents at beginning of period	93,903	32,035	66,521	41,637

Cash and cash equivalents at end of period	$112,515	$44,217	$112,515	$44,217

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Mercury Reports Third Quarter Fiscal 2019 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 13

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 14

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net income	$14,109	$3,696	$33,971	$30,782
Other non-operating adjustments, net(1)	(502)	(694)	(155)	(798)
Interest expense (income), net	2,268	999	6,586	1,087
Income taxes	5,357	2,209	12,969	(4,837)
Depreciation	4,790	4,277	13,924	11,752
Amortization of intangible assets	6,786	7,104	20,906	18,568
Restructuring and other charges	46	1,384	573	1,792
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	787	1,909	2,592	4,129
Fair value adjustments from purchase accounting	93	539	713	1,132
Litigation and settlement expense (income), net	146	—	325	—
Stock-based and other non-cash compensation expense	4,914	3,669	14,995	13,306
Adjusted EBITDA	$38,794	$25,092	$107,399	$76,913

(1) As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement and fixed assets sales and disposals among other adjustments. Adjusted EBITDA for prior periods has been recast for comparative purposes.

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Cash flows from operations	$26,218	$873	$71,548	$17,680
Capital expenditures	(7,060)	(3,475)	(17,862)	(11,067)
Free cash flow	$19,158	$(2,602)	$53,686	$6,613

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended
	March 31,
	2019		2018
Net income and earnings per share	$14,109	$0.29	$3,696	$0.08
Amortization of intangible assets	6,786		7,104
Restructuring and other charges	46		1,384
Impairment of long-lived assets	—		—
Acquisition and financing costs	787		1,909
Fair value adjustments from purchase accounting	93		539
Litigation and settlement expense (income), net	146		—
Stock-based and other non-cash compensation expense	4,914		3,669
Impact to income taxes(1)	(2,850)		(4,082)
Adjusted income and adjusted earnings per share	$24,031	$0.50	$14,219	$0.30

Diluted weighted-average shares outstanding:		47,958		47,532

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 17

	Nine Months Ended
	March 31,
	2019		2018
Net income and earnings per share	$33,971	$0.71	$30,782	$0.65
Amortization of intangible assets	20,906		18,568
Restructuring and other charges	573		1,792
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,592		4,129
Fair value adjustments from purchase accounting	713		1,132
Litigation and settlement expense (income), net	325		—
Stock-based and other non-cash compensation expense	14,995		13,306
Impact to income taxes(1)	(8,932)		(24,648)
Adjusted income and adjusted earnings per share	$65,143	$1.36	$45,061	$0.95

Diluted weighted-average shares outstanding:		47,783		47,473

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 18

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Organic revenue	$139,812	$106,835	$382,939	$330,816
Acquired revenue	34,824	9,501	94,842	9,501
Net revenues	$174,636	$116,336	$477,781	$340,317

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending June 30, 2019
Year Ending June 30, 2019
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending		Twelve Months Ending
	June 30, 2019(1)		June 30, 2019(1)
	Range		Range
	Low	High	Low	High

GAAP expectation -- Net income	$11,300	$13,400	$45,200	$47,400

Adjust for:
Other non-operating adjustments, net	—	—	(200)	(200)
Interest expense (income), net	2,400	2,400	9,100	9,100
Income taxes	4,200	5,000	17,100	17,900
Depreciation	4,500	4,600	18,400	18,500
Amortization of intangible assets	6,300	6,300	27,200	27,200
Restructuring and other charges	—	—	600	600
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	3,300	3,300
Fair value adjustments from purchase accounting	—	—	700	700
Litigation and settlement expense (income), net	—	—	300	300
Stock-based and other non-cash compensation expense	4,700	4,700	19,700	19,700
Adjusted EBITDA expectation	$34,100	$37,100	$141,500	$144,500

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 20

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending June 30, 2019
Year Ending June 30, 2019
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending June 30, 2019(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$11,300	$0.23	$13,400	$0.28
Amortization of intangible assets	6,300		6,300
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	4,700		4,700
Impact to income taxes(2)	(2,600)		(2,600)
Adjusted income and adjusted earnings per share expectation	$20,400	$0.42	$22,500	$0.47

Diluted weighted-average shares outstanding expectation:		48,100		48,100

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2019 Results, Page 21

	Twelve Months Ending June 30, 2019(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$45,200	$0.95	$47,400	$0.99
Amortization of intangible assets	27,200		27,200
Restructuring and other charges	600		600
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,300		3,300
Fair value adjustments from purchase accounting	700		700
Litigation and settlement expense (income), net	300		300
Stock-based and other non-cash compensation expense	19,700		19,700
Impact to income taxes(2)	(11,400)		(11,400)
Adjusted income and adjusted earnings per share expectation	$85,600	$1.79	$87,800	$1.83

Diluted weighted-average shares outstanding expectation:		47,900		47,900

(1) Rounded amounts used.

(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY